Exhibit 99.1

Wheels Up Appoints Dave Harvey as Chief Commercial Officer
Harvey to lead integration of Wheels Up’s commercial functions, driving profitable business growth and further increasing market penetration

NEW YORK – MAY 6, 2024 – Wheels Up Experience Inc. (NYSE: UP) today announced Dave Harvey as its new Chief Commercial Officer, leading the company’s commercial strategy and further strengthening Wheels Up’s position at the forefront of the premium aviation industry.

Harvey brings 25 years of experience spanning multiple disciplines to the role. His work across technology, network planning, strategic planning, commercial strategy and sales culminated in his position as Chief Sales Officer managing Southwest’s business to business (B2B) segment, significantly increasing the airline’s market share among business travelers under his leadership. Through the course of his career Dave was also integral to several key operational initiatives for Southwest, including the integration of AirTran, the expansion of Dallas Love Field and the growth of the company’s international travel footprint – efforts which resulted in Harvey being named one of the “25 Most Influential People in Business Travel” by Business Travel News in 2019, 2020, 2021 and 2023.

“After an extensive search, I am delighted that we have been able to add such a talented and accomplished leader to our team at Wheels Up,” said Wheels Up CEO George Mattson. “Wheels Up’s focus on profitable growth while continuing to deliver operational excellence is key to our continued success in 2024 and beyond, and Dave’s incredible track record at Southwest uniquely positions him to lead our commercial team in building the integrated strategy of the future. Bringing key elements of our commercial engine closer together will further our mission to build the durable business model our members and investors deserve. As we continue to build the best team in the industry, we look forward to Dave joining Wheels Up and hitting the ground running.”

“Over the past eight months, Wheels Up has made great strides towards its goal of becoming the best-run private aviation company in the world and building a strategy in support of its vision of delivering premium aviation solutions for every customer on every flight, across both the commercial and private aviation ecosystems. I’m thrilled to be a part of that journey,” said Harvey. “I look forward to working with George and the entire Wheels Up team to build and drive an integrated commercial strategy, supported by an industry leading operation, that profitably delivers flight experiences worth repeating to our customers.”

Harvey’s appointment is the latest in a series of recent announcements made by Wheels Up to advance profitable growth and operational excellence. Harvey is expected to officially begin his role at Wheels Up on May 20, 2024.

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest companies in the industry. Wheels Up offers a complete global aviation solution with a large and diverse fleet and a global network of safety vetted charter operators, all backed by an uncompromising commitment to safety and service. Customers can access charter and membership programs, as well as unique commercial travel benefits through a one-of-a-kind, strategic partnership with Delta Air Lines. Wheels Up also offers freight, safety and security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to deliver a premium solution for every customer journey. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, or “we”, “us”, or “our”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) the expected impact and timing of any new personnel or expected personnel transitions; and (ii) Wheels Up’s ability to achieve positive Adjusted EBITDA (as defined in Wheels Up’s Annual Report on Form 10-K for the year ended December 31, 2023 (“Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 7, 2024) pursuant to the schedule that we have announced or otherwise achieve our profitability goals. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up in our Annual Report filed with the SEC and our other filings with the SEC. Moreover, it is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.

Media Contact
press@wheelsup.com
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